EXHIBIT 99.1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors of
TSTAR INTERNET, INC.
Marble Falls, Texas


We have audited the accompanying balance sheet of TSTAR INTERNET, INC. (the "Company") as of December 31, 2006, and the related statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TSTAR INTERNET, INC. as of December 31, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

LBB & Associates Ltd., LLP

Houston, Texas
January 11, 2008


                                       1

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

                             PART I - FINANCIAL INFORMATION

                              ITEM 1. FINANCIAL STATEMENTS

                                  TSTAR INTERNET, INC.
                                     BALANCE SHEETS
                       SEPTEMBER 30, 2007, AND DECEMBER 31, 2006
                           ($ in thousands except share data)


                                                            SEPTEMBER 30,  DECEMBER 31,
                                                                2007          2006
                                                            (UNAUDITED)     (AUDITED)
                          ASSETS

Current assets
   Cash and cash equivalents                                 $      13      $      --
                                                             ---------      ---------
      TOTAL CURRENT ASSETS                                          13             --
                                                             ---------      ---------

PROPERTY AND EQUIPMENT
   Computers                                                        16             16
   Operating equipment                                             266            266
   Vehicles                                                         51             51
   Furniture and fixtures                                            7              7
   Less accumulated depreciation                                  (290)          (262)
                                                             ---------      ---------
      TOTAL PROPERTY AND EQUIPMENT                                  50             78
                                                             ---------      ---------

TOTAL ASSETS                                                 $      63      $      78
                                                             =========      =========

             LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accrued expenses                                          $      47      $      56
   Advances payable related party                                  186            192
   Notes payable and current portion of long-term debt               5              5
                                                             ---------      ---------
      TOTAL CURRENT LIABILITIES                                    238            238
                                                             ---------      ---------

LONG-TERM LIABILITIES:
   Notes payable long-term debt                                      5              9
                                                             ---------      ---------
      TOTAL LONG-TERM  LIABILITIES                                   5              5
                                                             ---------      ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
   Common stock - $1.00 par value
     Authorized 10,000 shares
     Issued and outstanding at September 30, 2007 and at
     December 31, 2006 respectively 1,000 and 1,000                  1              1
   Additional paid in capital                                       --             --
   Accumulated deficit                                            (181)          (185)
                                                             ---------      ---------
      TOTAL SHAREHOLDERS' DEFICIT                                 (180)          (184)
                                                             ---------      ---------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                  $      63      $      78
                                                             =========      =========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                             2

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                                           TSTAR INTERNET, INC.
                                         STATEMENTS OF OPERATIONS
                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
                                AND YEARS ENDED DECEMBER 31, 2006 AND 2005
                           ($ in thousands except share data and loss per share)


                                           SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,     DECEMBER 31,
                                               2007             2006            2006             2005
                                           (UNAUDITED)      (UNAUDITED)       (AUDITED)        (AUDITED)

SALES:
   Services                                $       893      $       914      $     1,205      $     1,267
                                           -----------      -----------      -----------      -----------
TOTAL SALES                                        893              914            1,205            1,267
                                           -----------      -----------      -----------      -----------

COSTS OF GOODS SOLD:
   Products and integration services               434              423              561              605
   Rent, repairs and maintenance                    22               19               24               16
   Depreciation                                     22               20               27               22
                                           -----------      -----------      -----------      -----------
TOTAL COSTS OF GOODS SOLD                          478              462              612              643
                                           -----------      -----------      -----------      -----------
GROSS PROFIT                                       415              452              593              624
                                           -----------      -----------      -----------      -----------

OPERATING EXPENSES:
   Selling, general and administrative             386              381              498              516
   Depreciation                                      6                6                8                8
                                           -----------      -----------      -----------      -----------
TOTAL OPERATING EXPENSES                           392              387              506              524
                                           -----------      -----------      -----------      -----------

INCOME FROM OPERATIONS                              23               65               87              100
                                           -----------      -----------      -----------      -----------

OTHER INCOME (EXPENSES):
   Interest expense                                 (4)              (3)              (7)              (3)
   Other income                                     10               --               --               --
                                           -----------      -----------      -----------      -----------
TOTAL OTHER INCOME (EXPENSE)                         6               (3)              (7)              (3)
                                           -----------      -----------      -----------      -----------

NET INCOME                                 $        29      $        62      $        80      $        97
                                           ===========      ===========      ===========      ===========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                    3

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                                                      TSTAR INTERNET, INC.
                                              STATEMENTS OF SHAREHOLDERS' DEFICIT
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
                                           AND YEARS ENDED DECEMBER 31, 2006 AND 2005
                                                        ($ in thousands)


                                                     COMMON STOCK               ADDITIONAL                            TOTAL
                                             -----------------------------       PAID IN          RETAINED        SHAREHOLDERS'
                                                SHARES           VALUE           CAPITAL          EARNINGS           DEFICIT
                                             ------------     ------------     ------------     ------------      ------------
TOTAL SHAREHOLDERS' DEFICIT
   AS OF DECEMBER 31, 2004                          1,000     $          1     $         --     $        (57)              (56)
                                             ------------     ------------     ------------     ------------      ------------

Net income                                             --               --               --               97                97

Distributions                                          --               --               --             (173)             (173)
                                             ------------     ------------     ------------     ------------      ------------
TOTAL SHAREHOLDERS' DEFICIT
   AS OF DECEMBER 31, 2005                          1,000                1               --             (133)             (132)
                                             ------------     ------------     ------------     ------------      ------------

Net Income                                             --               --               --               80                80

Distributions                                          --               --               --             (132)             (132)
                                             ------------     ------------     ------------     ------------      ------------
TOTAL SHAREHOLDERS' DEFICIT
   AS OF DECEMBER 31, 2006                          1,000                1               --             (185)             (184)
                                             ------------     ------------     ------------     ------------      ------------

Net Income                                             --               --               --               29                29

Distributions                                          --               --               --              (25)              (25)
                                             ------------     ------------     ------------     ------------      ------------
TOTAL SHAREHOLDERS' DEFICIT
   AS OF SEPTEMBER 30,  2007 (UNAUDITED)            1,000     $          1     $         --     $       (181)     $       (180)
                                             ============     ============     ============     ============      ============


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                               4

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                                                      TSTAR INTERNET, INC.
                                                    STATEMENTS OF CASH FLOWS
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
                                           AND YEARS ENDED DECEMBER 31, 2006 AND 2005
                                                        ($ in thousands)


                                                             SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,
                                                                 2007              2006              2006               2005
                                                             ------------      ------------      ------------      ------------
                                                              (UNAUDITED)       (UNAUDITED)        (AUDITED)         (AUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME                                                   $         29      $         62      $         80      $         97
                                                             ------------      ------------      ------------      ------------

Adjustments to reconcile net loss to net cash
  used by operating activities:
   Depreciation and amortization                                       28                26                35                30
   Increase (decrease) in accrued expenses                             (9)               15                (7)               41
                                                             ------------      ------------      ------------      ------------
      Total Adjustment                                                 19                41                28                71
                                                             ------------      ------------      ------------      ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                              48               103               108               168
                                                             ------------      ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                  --                --                --                --
                                                             ------------      ------------      ------------      ------------
NET CASH USED BY INVESTING ACTIVITIES                                  --                --                --                --
                                                             ------------      ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from related parties                                       25                40                40                30
   Payment of debt obligations                                         (4)               (3)               (5)              (10)
   Payment on distributions                                           (25)             (132)             (132)             (173)
   Payment on related party obligations                               (31)               (5)              (14)              (16)
                                                             ------------      ------------      ------------      ------------
NET CASH USED BY FINANCING ACTIVITIES                                 (35)             (100)             (111)             (169)
                                                             ------------      ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH                                        13                 3                (3)               (1)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD               --                 3                 3                 4
                                                             ------------      ------------      ------------      ------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD           $         13      $          6      $         --      $          3
                                                             ============      ============      ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
NET CASH PAID DURING THE YEAR FOR:
   Interest                                                  $          4      $          3      $          7      $          3
   Income taxes                                              $         --      $         --      $         --      $         --


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                               5
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NOTE 1 - BASIS OF PRESENTATION

NATURE OF THE COMPANY

TSTAR INTERNET, INC. (the Company), is a wireless internet service provider
("WISP") that services residential and business users that encompass covering certain counties in Central Texas, including Llano and Burnet.

BASIS OF ACCOUNTING

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements of TSTAR INTERNET, INC., have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

OTHER INCOME

Other income includes non-recurring income items and the $10,000 represents a non-refundable fee received for entering into letter of intent for sale of assets.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the double declining balance and straight-line over the estimated useful lives which are generally three to seven years.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. No impairment losses have been recorded since inception.

Depreciation expense was approximately $28,000 and $26,000 for the nine months ended September 30, 2007 and 2006, respectively, and $35,000 and $30,000 for twelve months ended December 31, 2006 and 2005, respectively. The depreciation reflected in costs of goods sold represents wireless infrastructure equipment.


                                        6


LONG-LIVED ASSETS

We review our long-lived assets, which include intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying amount of such long-lived asset or group of long-lived assets (collectively referred to as "the asset") may not be recoverable. Such circumstances include, but are not limited to:

         o        a significant decrease in the market price of the asset;

         o a significant change in the extent or manner in which the asset is being used;

         o a significant change in the business climate that could affect the value of the asset;

         o a current period loss combined with projection of continuing loss associated with use of the asset;

         o a current expectation that, more likely than not, the asset will be sold or otherwise disposed of before the end of its previously estimated useful life.

We continually evaluate whether such events and circumstances have occurred. When such events or circumstances exist, the recoverability of the asset's carrying value shall be determined by estimating the undiscounted future cash flows (cash inflows less associated cash outflows) that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our long-lived assets, we may incur charges for impairment in the future.

REVENUE RECOGNITION

The Company's revenue is generated primarily from the sale of wireless communications services including providing high-speed wireless broadband Internet services. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

The Company primarily derives its revenues from providing high-speed wireless broadband Internet services. The Company recognizes revenue from these services in the period in which subscribers use the related service.

INCOME TAXES-S CORPORATION

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. For the nine-month period ended September 30, 2007, and for the years ended December 31 2006 and 2005, the Company distributed cash of $25,000, $132,000, and $173,000, respectively to the shareholder.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB ratified the consensus reached by the Emerging Issues Task Force ("EITF"), on Issue No. 03-13. "Applying the Conditions in Paragraph 42 of FASB Statement No. 144 on Determining Whether to Report Discontinued Operations." The Issue provides a model to assist in evaluating (a) which cash flows should be considered in the determination of whether cash flows of the disposal component have been or will be eliminated from the ongoing operations of the entity and (b) the types of continuing involvement that constitute significant continuing involvement in the operations of the disposal component. Should significant continuing ongoing involvement exist, then the disposal component shall be reported in the results of continuing operations or the consolidated statements of operations and cash flows. We are currently evaluating the premises of EITF No. 03-13 and will adopt it as required.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact SFAS No. 157 will have on the Company's financial position, results of operations, and cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB statement No. 115." This Statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the "fair value option"). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. If an entity elects the fair value option for a held-to-maturity or available-for-sale security in conjunction with the adoption of this Statement, that security shall be reported as a trading security under Statement 115, but the accounting for a transfer to the trading category under paragraph 15(b) of Statement 115 does not apply. Electing the fair value option for an existing held-to-maturity security will not call into question the intent of an entity to hold other debt securities to maturity in the future. This statement is effective as of the first fiscal year that begins after November 15, 2007. The Company is currently analyzing the effects SFAS 159 will have on the Company's financial condition and results of operations.

NOTE 2 - NOTES PAYABLE AND LONG-TERM DEBT

                                                                                                                (000,s)
                                                                                                    September 30,   December 31,
                                          Terms               Maturity Date       Interest Rate         2007            2006
                           -------------------------------  ------------------  ------------------ --------------  --------------
Chase Automotive Finance   $449 / Month including interest  November-09               5.89%        $          10   $          14
                                                                                                   --------------  --------------
Total debt                                                                                                    10              14
                                                                                                   --------------  --------------

Less current maturities                                                                                        5               5
                                                                                                   --------------  --------------

Long-term debt                                                                                     $           5   $           9
                                                                                                   ==============  ==============

The gross maturities of these debts as of September 30, 2007, are $1,000, $4,000, and $5,000 for the years ended December 31, 2007, 2008, and 2009, respectively.

In November 2004, the company financed a 5.89% installment note to Chase Automotive Finance, secured by the vehicle, payable in monthly installments of $449 including interest and is guaranteed by a shareholder.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

LEASES AND LICENSE AGREEMENTS

For the nine months ended September 30, 2007, and year ended December 31, 2006, rental expenses of approximately $13,000 and $18,000, respectively, were incurred. The Company accounts for rent expense under leases that provide for escalating rentals over the related lease term on a straight-line method. The Company occupies office and tower facilities under several non-cancelable operating lease agreements expiring at various dates through September 2011 and requiring payment of property taxes, insurance, maintenance and utilities.

Future minimum lease payments under non-cancelable operating leases at September 30, 2007, and December 31, 2006 were as follows:

          Period Ending                          (000,s)
           December 31,          September 30, 2007    December 31, 2006
      -----------------------   --------------------  -------------------
               2007             $                30   $              150
               2008                              31                   31
               2009                              23                   23
               2010                              19                   19
               2011                               2                    2
                                --------------------  -------------------
              Total             $               105   $              225
                                ====================  ===================


                                       8

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NOTE 4 - RELATED PARTY

Since April 2005 through April 2007, the Company received advances from George Kemper, CEO non-interest bearing in the total amount of $95,000 with $40,000 outstanding as of September 30, 2007.

Since July 2003 through December 2006, the Company received advances form GJ Kemper Holdings Inc., non-interest bearing in the total amount of $146,170, which remains outstanding as of September 30, 2007.


                                       9